SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003

Genaissance Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Science Park New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

On November 17, 2003, we entered into a Consumer Genomics and HAP™ Technology License Agreement with Sciona Limited, a private company based in the United Kingdom, pursuant to which we licensed our HAP™ technology to Sciona for use in the development and marketing of consumer products. Under the terms of the agreement, we are obligated to help support Sciona's marketing and administrative functions. In exchange for a license to our HAP™ technology, we obtained an equity position in Sciona pursuant to the terms of an Investment Agreement we also entered into with Sciona.  We are also entitled to receive royalties on specified products, which incorporate our HAP™ technology, and minimum annual payments. A copy of each of the Sciona license agreement and investment agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                (c) Exhibits

                See Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 2, 2003	GENAISSANCE PHARMACEUTICALS, INC.

	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1*	Consumer Genomics and HAP™ Technology License Agreement, dated as of November 17, 2003, by and between the Registrant and Sciona Limited.

10.2*	Investment Agreement between the Registrant, Prelude Trust PLC, Abbey National Treasury Services Overseas Holdings and Sciona Limited.

*	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.